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Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 333-89624 of First Horizon Pharmaceutical Corporation and subsidiaries (the "Company") on Form S-8 of our reports dated March 1, 2004, relating to the consolidated financial statements of the Company as of and for the years ended December 31, 2003 and 2002 appearing in the Annual Report on Form 10-K of First Horizon Pharmaceutical Corporation for the year ended December 31, 2003.

/s/ Deloitte & Touche LLP

Atlanta, Georgia
August 3, 2004

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CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM